UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 30, 2009

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25717	86-0876964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 30, 2009, Petrohawk Energy Corporation (Petrohawk or the Company) closed the previously announced sale of its Permian Basin properties to a privately-owned company for $376 million in cash, before customary closing adjustments, $37.6 million of which was received by the Company as a deposit during the third quarter. Through the closing date, the properties sold were producing approximately 30 million cubic feet of natural gas equivalent per day. At December 31, 2008, proved reserves associated with these properties were estimated at 177 billion cubic feet of natural gas equivalent. The economic effective date for the sale is July 1, 2009.

Item 8.01	Other Events

Effective October 30, 2009, and in connection with the closing of the sale of its Permian Basin properties, the borrowing base on the Company’s senior revolving credit facility was reduced $200 million to $1.18 billion from $1.38 billion. At October 30, 2009, the Company had $36 million outstanding under the facility.

Item 9.01	Financial Statements and Exhibits

(b)	Pro Forma Financial Information

Unaudited pro forma financial information giving effect to the disposition of Petrohawk’s Permian Basin properties discussed in Item 2.01 is included as Exhibit 99.1 to this report on Form 8-K. The unaudited pro forma balance sheet as of September 30, 2009 is based on the historical statements of Petrohawk as of September 30, 2009 after giving effect to the transaction as if it had occurred on September 30, 2009. The unaudited pro forma statements of operations for the nine months ended September 30, 2009 and the fiscal year ended December 31, 2008 are based on the historical financial statements of Petrohawk for such periods after giving effect to the transaction as if it had occurred on January 1, 2008. The unaudited pro forma financial information should be read in conjunction with Petrohawk’s historical consolidated financial statements and notes thereto contained in Petrohawk’s 2008 Annual Report on Form 10-K, as amended, filed on April 30, 2009, and Petrohawk’s Form 10-Q for the quarter ended September 30, 2009, filed on November 4, 2009.

The unaudited pro forma financial information presented is not intended to represent and may not be indicative of the consolidated results of operations or financial position that would have occurred had the transaction been completed as of the dates presented nor of the future results of operations or financial position of Petrohawk.

(c)	Exhibits

10.1	Agreement of Sale and Purchase, dated September 18, 2009, between Petrohawk Properties, LP and KCS Resources, LLC, together as seller, and Merit Management Partners I, L.P., as purchaser (Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on September 23, 2009).

10.2	Assignment of Agreement of Sale and Purchase.

99.1	Unaudited pro forma consolidated financial statements of Petrohawk Energy Corporation as of September 30, 2009, for the nine months ended September 30, 2009 and the year ended December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHAWK ENERGY CORPORATION

By:	/s/ C. Byron Charboneau
Vice President, Chief Accounting Officer and Controller

Date: November 4, 2009

EXHIBIT INDEX

10.1	Agreement of Sale and Purchase, dated September 18, 2009, between Petrohawk Properties, LP and KCS Resources, LLC, together as seller, and Merit Management Partners I, L.P., as purchaser (Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on September 23, 2009).

10.2	Assignment of Agreement of Sale and Purchase.

99.1	Unaudited pro forma consolidated financial statements of Petrohawk Energy Corporation as of September 30, 2009, for the nine months ended September 30, 2009 and the year ended December 31, 2008.